UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 20, 2004

KINTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 240 San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

(858) 795-3000
(Registrant’s telephone number, including area code)

Item 5.   Other Matters.

On July 20, 2004, Kintera, Inc. (the “Company”) announced the closing of its private placement of 2,500,000 shares of its common stock at a price of $8.00 per share for aggregate proceeds of $20,000,000. The closing is further described in the press release issued by the Company on July 20, 2004, a copy of which is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press release of the Company issued on July 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 20, 2004	By:	/s/ James A. Rotherham
James A. Rotherham
Chief Financial Officer

Index to Exhibits

Exhibit	Description
99.1	Press release of the Company issued on July 20, 2004.